UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported):  July 8, 2005

Franklin Lake Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21812	52-2352724
State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

172 Starlite Street, So. San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 588-0425

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    -    Other Events

The Registrant previously announced that it would hold its Annual Meeting of Stockholders on August 8, 2005, in Las Vegas, Nevada.  The record date for the meeting is June 27, 2005.  The date of the Notice of Meeting is July 8, 2005.

A copy of the Notice of Annual Meeting of Stockholders ("Notice") and a copy of a letter from the President of the Company to the stockholders ("Letter") are filed herewith as Exhibit 99.

The Notice and the Letter were sent to stockholders as part of a 12-page booklet-type mailing ("Booklet");  the following pages in the Booklet are not included in Exhibit 99:

         *  front and back cover pages

         *  inside front and back cover pages, containing approximately 60 small pictures of the Company's equipment and buildings located at its facility in Amargosa Valley

         *  News Release No. 2005-01, dated May 31, 2005, filed as an exhibit to a Form 8-K, filed May 31, 2005

         *  News Release No. 2005-02, dated June 16, 2005, filed as an exhibit to a From 8-K, filed on June 17,

             2005

         *  News Release No. 2005-03, dated June 24, 2005, filed as an exhibit to a Form 8-K, filed on June 28,

             2005

The outside and the inside cover pages are not included because management does not believe they contain any material information.

The news releases are not included because each of them has been previously filed with the Commission, as noted above.

Item 9.01    -    Exhibits

Exhibit No. 99    -     Notice of Annual Meeting of Stockholders and Letter from the President of the Company to the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 11, 2005

By:	/s/ Fr. Gregory Ofiesh
President, Chief Executive Officer